AMENDMENT NO. 3
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Investor Class Shares)
     The First Restated Master Distribution Plan (the “Plan”), effective as of July 1, 2004, and as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective April 30, 2010, as follows:
     WHEREAS, the Plan is hereby amended to: 1) reflect the name change of each of the Funds; and 2) reflect the name change of the applicable Portfolios from AIM to Invesco;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)
(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

Minimum
Asset
	Based	Maximum	Maximum
AIM COUNSELOR SERIES TRUST	Sales	Service	Aggregate
(INVESCO COUNSELOR SERIES TRUST)	Charge	Fee	Fee
Portfolio — Investor Class Shares
Invesco Structured Core Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM EQUITY FUNDS	Sales	Service	Aggregate
(INVESCO EQUITY FUNDS)	Charge	Fee	Fee
Portfolio — Investor Class Shares
Invesco Capital Development Fund	0.00%	0.25%	0.25%
Invesco Large Cap Basic Value Fund	0.00%	0.25%	0.25%

Minimum
Asset
	Based	Maximum	Maximum
AIM INTERNATIONAL MUTUAL FUNDS	Sales	Service	Aggregate
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Charge	Fee	Fee
Portfolio — Investor Class Shares
Invesco International Core Equity Fund	0.00%	0.25%	0.25%

Minimum
Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENTS FUNDS)	Charge	Fee	Fee
Portfolio — Investor Class Shares
Invesco Global Health Care Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM SECTOR FUNDS	Sales	Service	Aggregate
(INVESCO SECTOR FUNDS)	Charge	Fee	Fee
Portfolio — Investor Class Shares
Invesco Energy Fund	0.00%	0.25%	0.25%
Invesco Financial Services Fund	0.00%	0.25%	0.25%
Invesco Gold & Precious Metals Fund	0.00%	0.25%	0.25%
Invesco Leisure Fund	0.00%	0.25%	0.25%
Invesco Utilities Fund	0.00%	0.25%	0.25%
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: April 30, 2010

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